EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CIBER, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-81320, 33-87978, 33-88046, 33-88048, 33-88050, 333-15091, 333-25543, 333-25545, 333-59015, 333-61287, 333-91969, 333-61388, 333-113259, 333-115951, and 333-115952) and Form S-4 (Nos. 333-69031 and 333-102780 as amended on April 1, 2003, May 21, 2003, and June 23, 2003) and Form S-3 (Nos. 333-113816 and 333-116646) of CIBER, Inc. of our report dated February 6, 2004, except as to Note 18, which is as of March 10, 2005 and relating to the consolidated balance sheet of CIBER, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in the December 31, 2004 Annual Report on Form 10-K of CIBER, Inc.

Our report refers to a change in accounting for intangible assets in 2002.

KPMG LLP

Denver, Colorado
March 10, 2005